UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2018

ProLung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38362	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

(801) 736-0729

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
[ ]	Emerging growth Company
[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 25, 2018, the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC (“Laurel Hill”), reported the final tally of legally valid, unrevoked consents by shareholders of ProLung, Inc. (“ProLung” or the “Company”) with respect to the consent solicitation (the “Eror Consent Solicitation”) by Steven C. Eror and certain other persons (the “Eror Group”). The Company opposed each of the Eror Group’s proposals (the “Eror Group Proposals”) and solicited revocations of any consents executed by ProLung shareholders in connection with the Eror Consent Solicitation.

Under Section 228 of the Delaware General Corporation Law, the Eror Group Proposals would have become effective if legally valid, unrevoked consents signed by the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of the close of business on the record date, August 13, 2018 (the “Record Date”), had been delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. The earliest dated written consent was delivered to the Company by Mr. Eror on August 22, 2018. Accordingly, in order for the Eror Group Proposals to become effective, the requisite number of written consents needed to be delivered to the Company by no later than October 21, 2018. The Eror Group Proposals provided for the repeal of any prior amendments to the First Amended and Restated Bylaws of the Company (the “Bylaws”), the amendment of the Bylaws, and the election of the Eror Group’s eight nominees to serve as directors of the Company. As shown below, the Eror Group Proposals were not approved because they failed to receive the affirmative legally valid, unrevoked consent of the holders of record of a majority of the shares of Common Stock. As of the close of business on the Record Date, there were 3,861,848 shares of Common Stock outstanding.

Set forth below is the final tally of unrevoked consents for each proposal. Based upon the legal advice of the Company’s outside counsel, Sidley Austin LLP, the legal validity of consent cards representing 279,745 shares of the 1,669,431 unrevoked shares referenced below is questionable. The Company decided not to make a determination regarding the legal validity of such consent cards at this time, because it was not outcome-determinative for the Eror Consent Solicitation. Notwithstanding their questionable legality, the Company included these consent cards in the tally below for the purposes of this Form 8-K to show that the Eror Group Proposals failed either way. However, the Company reserves all rights in respect of these legally questionable consent cards.

Proposal 1 – Repeal each amendment to the Bylaws adopted after July 14, 2017 (This proposal was not approved based on the following final result from Laurel Hill.)

Repeal each amendment to the Bylaws adopted after July 14, 2017
Unrevoked Consents	1,669,431 (43.2%)

Proposal 2 – Amend Article 3, Section 3.1 of the Bylaws (This proposal was not approved based on the following final result from Laurel Hill.)

Amendment to Article 3, Section 3.1 of the Bylaws
Unrevoked Consents	1,669,431 (43.2%)

Proposal 3 – Amend Article 3, Section 3.1 of the Bylaws (This proposal was not approved based on the following final result from Laurel Hill.)

Amendment to Article 3, Section 3.1 of the Bylaws
Unrevoked Consents	1,669,431 (43.2%)

Proposal 4 – Amend Article 3, Section 3.2 of the Bylaws (This proposal was not approved based on the following final result from Laurel Hill.)

Amendment to Article 3, Section 3.2 of the Bylaws
Unrevoked Consents	1,669,431 (43.2%)

Proposal 5 – Elect the Eror Group’s eight nominees (This proposal was not approved based on the following final result from Laurel Hill.)

Elect Michael N. Christiansen, Ron Dunford, Steven C. Eror, Brian W. Loveridge, Todd M. Morgan, Don A. Patterson, Richard Serbin and Eric M. Sokol to serve as directors of the Company
Unrevoked Consents	1,669,431 (43.2%)

Item 8.01. Other Events.

The information set forth above in Item 5.07 Submission of Matters to a Vote of Security Holders is hereby incorporated by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2018	ProLung, Inc.

	By:	/s/ Jared Bauer
	Name:	Jared Bauer
	Title:	Interim Chief Executive Officer